EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
Mary Kerr
Vice President
Investor & Public Relations
(717) 751-3071
mkerr@bonton.com

THE BON-TON STORES, INC. ANNOUNCES PRICING OF
THE BON-TON DEPARTMENT STORES, INC.’S
8.00% SECOND LIEN SENIOR SECURED NOTES DUE 2021

York, PA, May 16, 2013 – The Bon-Ton Stores, Inc. (NASDAQ: BONT) (the “Company”) today announced that its wholly-owned subsidiary, The Bon-Ton Department Stores, Inc. (“Bon-Ton”), priced $350 million aggregate principal amount of its 8.00% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) at an issue price of 100%.  In addition to the pricing information, the offering size was increased by $50 million from the $300 million previously announced, to $350 million.  The 2021 Notes have been offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The 2021 Notes will be guaranteed by, and will be secured by a second-priority lien on substantially all of the current and future assets of, the Company and certain of its subsidiaries, and will mature on June 15, 2021.  The net proceeds from the sale of the 2021 Notes are expected to be used by Bon-Ton to purchase its outstanding 10¼% Senior Notes due 2014 and its outstanding 10 5/8% Second Lien Senior Secured Notes due 2017, pursuant to Bon-Ton’s tender offers announced on May 13, 2013, or to redeem such notes, and to pay related fees and expenses.

Additional Information

The 2021 Notes will not be registered under the Securities Act or any other applicable securities laws and, unless so registered, the 2021 Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.  Accordingly, the 2021 Notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

This announcement is for informational purposes only.  This announcement is not an offer to sell or a solicitation of an offer to purchase with respect to the 2021 Notes.  The offering of the 2021 Notes is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 272 department stores, which includes 11 furniture galleries, in 24 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The department stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of our website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the failure to successfully implement our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.